Exhibit 10. 1

ADP®	BROKERAGE SERVICES GROUP 2 Journal Square Plaza Jersey City, New Jersey 07306	TO BE PREPARED AND SIGNED IN DUPLICATE

MASTER SERVICES AGREEMENT (the “Agreement”)

Client:	E*TRADE Group, Inc.

Address:	4500 Bohannon Drive

City:	Menlo Park	State:	California	Zip Code:	94025

Effective Date:	April 9, 2003

1.	SCOPE OF AGREEMENT.

A.	ADP Financial Information Services, Inc. (“ADP”) agrees to provide Client, and Client agrees to obtain from ADP, the following, in accordance with the terms, conditions and prices set forth in this Agreement, *** and, the Schedules hereto:

i.	the brokerage processing services, the Software (defined below), and the Support Services (defined below) described in the Schedules to this Agreement (collectively, the “Services”);

ii.	the grant of licenses and/or sublicenses to the application software, including all upgrades, modifications, enhancements, replacements, and similar changes to software, if any, identified in the Schedules to this Agreement (the “Software”); and

iii.	the support services required to provide the Services, the systems used by ADP in providing the Services (the “ADP System”), and the Software ( all collectively, the “Support Services”), as set forth in Paragraph 9 below.

B.	(i)

The definition of Client is E*TRADE Group, Inc., provided however that the parties agree that the Services will be provided directly to Client and the following subsidiaries: E*TRADE Securities LLC., E*TRADE Clearing LLC., and E*TRADE Professional Trading, LLC, and such other E*TRADE Group, Inc. subsidiaries that execute an agreement substantially in the form of Exhibit A. Client shall be responsible for compliance with the terms of this Agreement by such subsidiaries (any Services provided for a subsidiary acquired by Client would also be subject to the provisions of Section 14 of the Global Services Schedule as applicable).

	(ii)	ADP agrees to provide through its affiliate ADP Dealer Services Ltd. (“ADP Canada”) to E*TRADE Canada Securities Corporation the Services set forth in the BPS Canada Schedule attached hereto for the charges therein, provided that E*TRADE Canada Securities Corporation enters into an agreement with ADP Canada for such Services ***.

C.	ADP may, directly or through one or more of its affiliates, from time to time during the term of this Agreement, provide Client, upon mutual execution of a Schedule or an amendment to a Schedule, with services, software and support services which are then being provided by ADP to others. The terms “Services”, “Software”,” Support Services” shall, as applicable, automatically be amended from time to time to include all such additional services, software and support services, as the case may be, which are provided by ADP to Client. Each Schedule shall be executed by authorized individuals of each party prior to becoming effective. Each executed Schedule will be incorporated herein by this reference. Both parties agree that in the event of any conflict between or among the provisions contained in this Agreement and any Schedule,

***Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

previous documents, or other contemporaneous documents relating to Services performed under, pursuant to, or in conjunction with, this Agreement, the following order of precedence will govern:

(i)	Amendments to the Agreement, any Schedule ***(the later dated taking precedence over earlier dated);

(ii)	***

(ii)	Schedules;

(iii)	the Agreement;

(iv)	any other written agreement of any sort or kind referencing this Agreement.

2.	TERM OF AGREEMENT.

The term of this Agreement shall be for the period commencing from the Effective Date and will continue until terminated as provided for herein, or until all Schedules have terminated or expired. The term of each Schedule shall be for the period indicated in the Global Services Schedule.

3.	CHARGES.

A.	The charges for the Services listed in the Schedules shall be as set forth in the applicable Schedules.

B.	The Client shall pay all sales, use, V.A.T., GST, and PST, or other similar taxes imposed upon and payable by ADP upon the provision by ADP of Services to the Client pursuant to this Agreement upon receipt by the Client of invoices or any other documents (if any) which are required to be issued by ADP to the Client in respect of such sales, use, VAT, GST and PST or other taxes, under any legal statute and in accordance with the requirements of the said statutes. Such taxes shall not be included in the charges payable for the Services pursuant to this Agreement, and shall be remitted in a timely manner to the relevant taxing authority by the party responsible under applicable law. Furthermore, where ADP is the party responsible for the remittance of such taxes, such taxes shall be charged separately by ADP to the Client, provided that ADP shall not charge the Client (or, if already paid, shall reimburse the Client) in respect of, and ADP, rather than the Client, shall be liable for, any such taxes that are V.A.T., GST, or similar taxes to the extent ADP or any of its affiliates is or would be entitled to any refund, credit or other benefit in respect of such taxes including, without limitation, any reduction or elimination of any taxes otherwise payable by ADP or any of its affiliates.

C.	For the avoidance of doubt, all taxes of the type described in the previous paragraph that are attributable to property or services provided to ADP by any other entity in connection with the provision by ADP of Services pursuant to this Agreement shall be the responsibility of ADP and shall not be charged separately to the Client.

D.	ADP shall timely file all tax returns, statements, reports or forms relating to taxes described in paragraph B above that are required to be filed by it under applicable law, and shall promptly provide to Client upon reasonable request in connection with an audit by a taxing authority (i) reasonable evidence of the payment by ADP of any such tax that is being charged to the Client and (ii) such other information as may be reasonably necessary in order for the Client to be able to substantiate such tax.

E.	The Client and ADP shall provide reasonable assistance and cooperation to one another with respect to the preparation and filing of any tax returns, statements, reports or forms relating to

***Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

taxes of the type described in paragraph 3.B above, including, without limitation, any filing or other requirement in connection with the recovery or mitigation of any such taxes.

F.	Except as otherwise specifically set forth in any Schedule, Client will pay within 30 days of its receipt of an invoice from ADP the then applicable charges, other than those subject to a good faith dispute, for the Services covered thereby. If Client fails to pay any undisputed amounts due under this Agreement, Client shall, upon demand, pay interest at the rate of 1- 1/2% per month (but in no event more than the highest interest rate allowable by law) on such delinquent amounts from the due date until the date of payment.

G.	Client will pay reasonable travel and related incidental expenses***.

4.	COMMUNICATIONS LINES AND EQUIPMENT.

A.	ADP may order, on Client’s behalf, upon Client’s prior written approval, the installation of appropriate communications lines and equipment to enable Client to access the Services.

B.	ADP shall not be responsible for the reliability or continued availability of the communications lines and equipment used by Client in accessing the Services.

C.	Client shall be exclusively responsible for, and shall pay (in the manner set forth in the Schedules), any and all installation, monthly and other charges and costs actually incurred in connection with the installation and use of communications lines and equipment used by Client in connection with the Services. Charges for lines and equipment shared by Clients will be reasonably apportioned.

5.	CONVERSION TO THE SERVICES

To the extent provided in the applicable Schedules, ADP will convert the applicable data files consisting of Client customer information supplied by Client (“Client Files”) to make them compatible with the Services. Client agrees to reasonably cooperate with ADP and provide ADP with all necessary information and assistance reasonably required for ADP to successfully convert all Client Files necessary to obtain the applicable Services. Both parties will assign a liaison person to assist and cooperate in any such conversion.

6.	AVAILABILITY OF THE SERVICES AND SUPPORT.

A.	ADP and Client shall work together to determine in accordance with reasonable test acceptance procedures approved by both parties when the Services are operational and available for Client’s use. The parties agree that the items required to be developed to close the agreed upon gaps are set forth on Exhibit C and will be completed prior to going live on the Services. If the parties mutually agree that any of the gaps are not required for Client to go live on the Services, such gaps may be removed from the list and treated as optional enhancements.

B.	Except as otherwise provided in the Schedules, the Services will be provided on a daily basis on each New York Stock Exchange trading day or on which the New York Stock Exchange is otherwise open for business (all such days are “Trading Days”). Except for the conversion services referred to in Paragraph 5 above and except as may be otherwise mutually agreed to by ADP and Client, none of the Services for settlement or clearance, shall be provided Saturdays, Sundays or those days the New York Stock Exchange is not open for business. Notwithstanding the foregoing, Services provided outside the U.S. will be as set forth in the applicable Schedule.

***Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

C.	Hours for accessing and/or using any particular Service, will be those hours of those days that such particular Service is generally made available by ADP. The hours for a Service will be set forth in the applicable Schedule ***. Such Service may also be available at other than normally designated hours, in which case Client may, at its option and subject to any additional charges therefor, use such Service at such other times.

7.	USE OF THE SERVICES AND TRAINING.

A.	Client agrees that it will use the Services in accordance with such rules as have been provided in materials furnished by ADP to Client.

B.	Client will use the Services only for its own internal business purposes and/or as an integral part of the services and/or products it provides to third parties and will not, except as otherwise permitted herein, or by ADP in writing, sell, lease, license or otherwise provide, directly or indirectly, any of the Services, or any portion thereof, to any third party.

C.	ADP shall provide Client with training in the use of the Services in accordance with, and to the extent provided by, ADP’s then prevailing practices, or as may be further described in the applicable Schedule(s).

D.	As part of the conversion project, Client and ADP will work together to prepare a training plan, including a detailed training schedule and associated training content. The objectives of the training plan will be to ensure that Client personnel are provided with the necessary knowledge and information in the use of ADP systems and functionality to support their day-to-day operating responsibilities. This includes but is not limited to the operational workflow functions broadly categorized as account opening, account updating, account coding, transaction processing, data entry and inquiry, exception management, balancing, reconciliation, and regulatory reporting as may be applicable to each Service.

E.	Post conversion, ADP shall provide several training alternatives to Client without charge, including the use of its documentation web site, web based training seminars, ADP hosted training seminars in its Journal Square facility, and where appropriate via the use of on-line help facilities. In addition to these standard offerings, Client may also request on-site customized training at ADP’s then prevailing rates (plus travel and lodging expenses). Scheduling of on-site training post conversion is dependent on personnel availability.

8.	SOFTWARE.

A.	Client acknowledges that it is a licensee and/or sublicensee of ADP of the various programs contained in the Software; Client accepts such licenses and/or sublicenses, as the case may be, from ADP for the Software upon the terms and conditions set forth in this Agreement.

B.	The licenses and/or sublicenses for the Software granted by ADP to Client hereunder convey personal, non-exclusive, non-transferable rights and licenses and/or sublicenses, as the case may be, to Client to use the Software in conjunction with the Services only.

C.	All Software (including the electronic or physical media on which it is originally or subsequently recorded or fixed) will be returned by Client to ADP or will be completely deleted, erased or otherwise destroyed by Client, in accordance with ADP’s instructions, promptly after the termination or expiration of the Schedule to which it relates.

***Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

D.	All Software will perform ***in the Schedules *** (“Software Documentation”).

9.	SUPPORT SERVICES.

A.	ADP shall provide Support Services as will be further described in the Schedules and in the functional specifications accompanying or specifically referenced in the Schedules (“Support Services Documentation”) ***. Without limiting the generality of the foregoing, as commercially released to its clients at no charge, ADP shall make available to Client, free of charge, all improvements, enhancements, modifications, updates, releases and revisions to the Software. All improvements, enhancements, modifications, updates, releases and revisions to the Software which are not commercially released to its clients at no charge, and which are not included in the Services, shall be provided to Client at ADP’s then prevailing charges therefor.

B.	Upon reasonable notice from ADP, Client agrees to incorporate into the Software, if any, in Client’s possession or control, in *** all improvements, enhancements, modifications, updates, releases and revisions to the Software delivered by ADP to Client. Client shall not, without the prior written consent of ADP, change or otherwise modify any Software.

10.	OWNERSHIP, USE AND CONFIDENTIALITY.

A.	Client acknowledges that the Software, the data bases which are part of the Services provided by ADP, and the ADP System and related materials not provided by Client, and all copyrights, patents, trade secrets and other intellectual and proprietary rights therein and thereto (collectively, the “ADP Products”) are and shall remain the exclusive and confidential property of ADP or the third parties for whom ADP is acting as agent or from whom ADP has obtained the right to use the ADP Products.

B.	Client may use the ADP Products only in conjunction with the Services. Client shall not copy, in whole or in part, the ADP Products or related documentation, whether in the form of computer media, printed or in any other form; provided, however, that Client may make an appropriate number of copies of the ADP Products for back-up purposes only. Client shall not make any alteration, change or modification to any of the ADP Products without ADP’s prior written consent in each instance. CLIENT MAY NOT RECOMPILE, DECOMPILE, DISASSEMBLE, REVERSE ENGINEER, OR MAKE OR DISTRIBUTE ANY OTHER FORM OF, OR ANY DERIVATIVE WORK FROM, THE ADP PRODUCTS (INCLUDING THE SOFTWARE).

C.	The ADP Products, and ***(collectively, the “ADP Confidential Information”) shall remain the exclusive and confidential property of ADP, Client shall treat as confidential and will not disclose or otherwise make available any of the ADP. Confidential Information in any form, to any person other than employees of Client, or subcontractors that are under a confidentiality obligation consistent with and at least as restrictive as the provisions herein concerning ADP Confidential Information and then only to those with a need to know. Client will instruct its employees and subcontractors who have access to the ADP Confidential Information to keep the same confidential, by using the same care and discretion that Client uses with respect to its own confidential property and trade secrets. Upon the termination of a Schedule for any reason, Client shall return to ADP any and all copies of the ADP Confidential Information which is in its possession relating to such terminated Schedule.

D.	Except as otherwise set forth herein, Client shall not disclose any ADP Confidential Information without ADP’s prior written consent. Notwithstanding the foregoing, if Client becomes legally compelled to disclose any ADP Confidential Information, including without limitation disclosing

***Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

this Agreement to the SEC or tax provisions to taxing authorities to which it is subject, unless prohibited by law, Client shall promptly notify ADP prior to any such disclosure. If a protective order or other remedy is not obtained by ADP to such disclosure, Client agrees to only disclose that portion of the ADP Confidential Information that is required to be disclosed by reasonable opinion of counsel and to exercise its reasonable efforts to cooperate with ADP in obtaining a protective order or other reliable assurance that confidential treatment will be accorded to the ADP Confidential Information that is disclosed. The terms and conditions of the Agreement and any Schedules, Service Bureau Schedules ***between the parties shall be deemed to be included in the term “ADP Confidential Information”. Notwithstanding any of the foregoing, ADP Confidential Information shall not be deemed to include information that is in or enters the public domain other than by breach of this Agreement.

11.	CONFIDENTIALITY OF CLIENT FILES/CUSTOMER INFORMATION; FILE SECURITY.

A.	Any Client Files, *** (all of the foregoing being referred to herein, collectively, as the “Client Confidential Information”) shall remain the exclusive and confidential property of Client. ADP shall treat as confidential and will not disclose or otherwise make available any Client Confidential Information to any person other than employees of ADP, or subcontractors that are under a confidentiality obligation consistent with and at least as restrictive as the provisions herein concerning the Client Confidential Information, and then only to those with a need-to-know. ADP will instruct its employees and subcontractors who have access to the Client Confidential Information to keep the same confidential by using the same care and discretion that ADP uses with respect to its own confidential property and trade secrets.

B.	Except as otherwise set forth herein, ADP shall not disclose any Client Confidential Information without Client’s prior written consent. Notwithstanding the foregoing, if ADP becomes legally compelled to disclose any Client Confidential Information, unless prohibited by law, ADP shall promptly notify Client prior to any such disclosure. If a protective order or other remedy is not obtained by Client to such disclosure, ADP agrees to only disclose that portion of the Client Confidential Information that is required to be disclosed by reasonable opinion of counsel and to exercise its reasonable efforts to cooperate with Client in obtaining a protective order or other reliable assurance that confidential treatment will be accorded to the Client Confidential Information that is disclosed. The terms and conditions of the Agreement, any Schedules, Service Bureau Schedules, ***to be entered into by the parties hereto shall be deemed to be included in the term “Client Confidential Information”. Client Confidential Information shall not be deemed to include information that is in or enters the public domain other than by breach of this Agreement.

C.	ADP recognizes that to the extent necessary to effect, administer, enforce or otherwise perform its obligations hereunder, Customer Information will be disclosed to it. Such disclosure, as well as any subsequent use and/or redisclosure, of Customer Information shall only be made for the foregoing purposes and in conformance with applicable law. As used herein, the term “Customer Information” shall mean all nonpublic personal information about Client’s customers or consumers, which is disclosed or accessible to ADP, and/or input into or derived from the ADP System, including without limitation, name, address, telephone number, e-mail address, social security number, account balances, positions, and order status and banking, credit and tax information.

D.	ADP on behalf of itself and its employees, officers, directors, affiliates and agents, hereby agrees that Customer Information made available to it will not be disclosed or made available to any

***Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

third party, agent or employee for any reason whatsoever, other than with respect to: (a) its employees on a “need to know” basis; (b) affiliates on a “need to know” basis, provided that all such parties are subject to a confidentiality obligation which shall be consistent with and no less restrictive than the provisions of this subsection; (c) independent contractors, agents, and consultants hired by each party on a “need to know basis” that are subject to a confidentiality obligation which shall be consistent with and no less restrictive than the provisions of this subsection; and (d) as required by law or as otherwise permitted by this Agreement or the GLB Act, either during the term of this Agreement or after the termination of this Agreement, provided that, prior to any disclosure of Customer Information as required by law, ADP shall (i) not disclose any such information until it has notified Client of all, if any, actual or threatened legal compulsion of disclosure, and any actual legal obligation of disclosure immediately upon becoming so obligated, unless legally prohibited from doing so, and (ii) reasonably cooperates with Client’s lawful efforts to resist, limit or delay disclosure.

E.	Upon termination or expiration of this Agreement, ADP will promptly return or destroy all Client Confidential Information in its possession, and if destroyed, will certify to Client in writing that such Client Confidential Information has been destroyed.

F.	ADP will provide reasonable security provisions to ensure that access to the Client Confidential Information is available only to Client or third parties that are authorized by Client to receive Client Confidential Information hereunder. ADP reserves the right to issue and change regulations and procedures from time to time to improve file security. ADP agrees that any addition to, or modification of, such regulations and procedures will not be implemented without the consent of the Client if such implementation would materially degrade the functioning of any Services provided hereunder.

G.	ADP will take reasonable precautions to prevent the loss of or alteration to the Client Files retained by ADP, but ADP cannot guarantee against any such loss or alteration. Accordingly, Client will keep copies of the source documents of the Client Files delivered to ADP and will maintain reasonable procedures external to the ADP System for the identification of such losses and for the reconstruction of lost or altered Client Files, to the extent deemed necessary by Client.

12.	WARRANTY.

A.	ADP warrants that the Services will ***. This warranty shall not extend to Software which has been, without ADP’s prior written consent in each instance, altered, changed or modified in any way.

B.	ADP represents and warrants that in its performance hereunder, it shall obey all laws, regulations, and rules of any government body or agency or other competent authority which are applicable to ADP.

C.	Each party represents and warrants to the other party that: (i) such party has the full corporate right, power and authority to enter into this Agreement, ***to perform the acts required of it hereunder; (ii) the execution of this Agreement by such party, and the performance by such party of its obligations and duties hereunder, do not and will not violate any agreement to which such party is a party or by which it is otherwise bound; (iii) when executed and delivered by such party, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (iv) such party acknowledges

***Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

that the other party makes no representations, warranties or agreements related to the subject matter hereof which are not expressly provided for in this Agreement.

D.	***

E.	EXCEPT AS SPECIFICALLY PROVIDED HEREIN, AND IN ANY SCHEDULE, THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

13.	LIMITATION OF LIABILITY.

A.	*** ADP shall not have any obligation or liability to Client or any third party (i) relating to, or arising out of displaying or furnishing securities and/or commodities information or prices, and related market and statistical information or prices based on such data bases or securities or commodities information and prices (all of the foregoing being referred to herein, collectively, as the “Data”), (ii) for errors or omissions in collecting the Data, (iii) for the accuracy of any of the Data, or (iv) for the accuracy or display of Client’s data and information included in the Client Files as delivered by Client or third parties that are not ADP’s agents or third party providers.

B.	Except as otherwise provided herein, neither party shall be liable under this Agreement and the Schedules hereto for money damages resulting from any and all claims made by the other party or any third party, ***. Such damages shall be the full extent of each party’s monetary liability under this Agreement and the Schedules hereto regardless of the form in which any such legal or equitable claim or action may be asserted against such party and shall constitute the other party’s sole monetary remedy. ***Subject to Client’s right to terminate under Section 16 of this Agreement, *** no delay or failure in performance by Client or ADP shall constitute a default under this Agreement if and to the extent the delay or failure is caused by Force Majeure. As used herein, “Force Majeure” means any event beyond the control of the party claiming inability to perform its obligations and which such party is unable to prevent by the exercise of reasonable diligence, including, without limitation, strikes, embargoes, fire, explosions and other catastrophes, casualties, governmental delays in granting permits or approvals, governmental actions, national emergency, war, civil disturbance, floods, catastrophic weather conditions or other acts of God or public enemy.

C.	Client shall indemnify and hold harmless ADP, its successors and assigns, and its directors, officers, shareholders, representatives, agents and employees (“ADP Indemnitees”) from and against any loss, liability, claim, damage or expense (including, without limitation, reasonable attorney’s fees) arising from or in connection with any action, proceeding or claim made or brought against ADP Indemnitees by any third party arising out of or relating to ***, provided that promptly after becoming aware of the existence of any claim for which indemnity may be sought under this Paragraph 13(C),

i.	ADP Indemnitee shall give Client written notice thereof, together with any and all documentation reasonably related to such claim; provided that failure to give prompt notice to Client shall not relieve Client of its obligations hereunder unless, and then only to the extent that, Client is prejudiced by such failure to give prompt notice;

ii.	Client shall have full control over the defense and settlement of any claim or litigation for which indemnification is sought under this Paragraph 13(C);

iii.	Client shall not enter into any settlement other than a monetary settlement, admit any liability on behalf of the ADP Indemnitee, or consent to any adverse judgment that would adversely affect the rights, interest or business of the ADP Indemnitee without the prior written consent of the ADP Indemnitee; and

***Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

iv.	ADP Indemnitee shall cooperate with Client in every reasonable way, at Client’s expense, to facilitate the defense or settlement of any such claim or litigation.

D.	ADP Indemnification. In addition to its indemnification obligations pursuant to Section 15 of this Agreement, ADP shall indemnify and hold harmless Client, Client’s subsidiaries and affiliates, Client Subsidiaries, their respective successors and assigns, directors, officers, shareholders, representatives, agents and employees (each a “Client Indemnitee”) from and against any loss, liability, claim, damage or expense (including, without limitation, reasonable attorney’s fees) arising from or in connection with any action, proceeding or claim made or brought against Client Indemnitee by any third party arising out of or relating to ***provided that promptly after becoming aware of the existence of any claim for which indemnity may be sought under this Paragraph 13(D),

i.	Client Indemnitee shall give ADP written notice thereof, together with any and all documentation reasonably related to such claim; provided that failure to give prompt notice to ADP shall not relieve ADP of its obligations hereunder unless, and then only to the extent that ADP is prejudiced by such failure give prompt notice;

ii.	ADP shall have full control over the defense and settlement of any claim or litigation for which indemnification is sought under this Paragraph 13(D);

iii.	ADP shall not enter into any settlement other than a monetary settlement, admit any liability on behalf of the Client Indemnitee, or consent to any adverse judgment that would adversely affect the rights, interest or business of the Client Indemnitee without the prior written consent of the Client Indemnitee; and

iv.	Client Indemnitee shall cooperate with ADP in every reasonable way, at ADP’s expense, to facilitate the defense or settlement of any such claim or litigation.

E.	***ADP shall pass on to Client any warranties or liability of each such third party as may be possible under the agreement ADP has with such third party.

F.	IN NO EVENT WILL EITHER PARTY BE RESPONSIBLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHICH THE OTHER PARTY MAY INCUR OR EXPERIENCE ON ACCOUNT OF ENTERING INTO OR RELYING ON THIS AGREEMENT AND THE SCHEDULES, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

14.	LAWS AND GOVERNMENTAL REGULATIONS.

A.	Client shall be responsible (i) for compliance with all laws and governmental regulations affecting its business and (ii) for any use it may make of the Services to assist it in complying with such laws and governmental regulations; and ADP shall not have any responsibility relating thereto (including, without limitation, advising Client of Client’s responsibilities in complying with any laws or governmental regulations affecting Client’s business). ***

B.	ADP shall be responsible for its compliance with all applicable laws and governmental regulations affecting its business and its provision of the Services. If providing any of the Services to Client hereunder violates, or in the reasonable opinion of counsel is likely to violate, any laws or governmental regulations, ADP may, upon written notice to Client, immediately cease providing the affected Services to Client. If ADP ceases to provide a Service to Client pursuant to this Section, ADP will reasonably assist Client in obtaining replacement Services.

***Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

C.	ADP will comply with the provisions of the Regulatory Compliance Attachment attached hereto and incorporated herein by this reference.

15.	PROPRIETARY RIGHTS INFRINGEMENT.

A.	ADP warrants and represents that the ***not infringe any patent, copyright, trademark, trade secret or other proprietary right of any third party under the laws of***. ADP shall indemnify and hold the Client Indemnitee harmless from any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees) arising out of any such infringement; provided that:

i.	promptly after becoming aware of the existence of any claim or litigation for which indemnity may be sought under this Paragraph 15(A), Client Indemnitee shall give ADP written notice thereof, together with any and all documentation reasonably related to such claim or litigation; provided that failure to give prompt notice to ADP shall not relieve ADP of its obligations hereunder unless, and then only to the extent that, ADP is prejudiced by such failure to give prompt notice;

ii.	ADP shall have full control over the defense and settlement of any claim or litigation for which indemnification is sought under this Paragraph 15(A); ***and

iii.	Indemnitee shall cooperate with ADP in every reasonable way, at ADP’s expense, to facilitate the defense or settlement of any such claim or litigation.

B.	If Client is enjoined or otherwise prohibited from using the ***, in addition to its obligation to indemnify Client, ADP shall, at its sole expense and at ADP’s option, ***.

C.	ADP shall have no liability for any claims of patent, copyright, trademark or trade secret infringement based on Client’s use of ***, in combination with software, data or services not supplied or specifically authorized by ADP per ADP specifications as part of this Agreement or resulting from any modification or attempted modification of such ***made by anyone other than ADP, to the extent that such claim is related to the combination with software, data or services not supplied by ADP as part of this Agreement, or to the extent such claim results from any unauthorized modification or attempted modification of such ***made by anyone other than ADP.

16.	TERMINATION

This Agreement may be terminated by a party for cause, without penalty or early termination fee, immediately by written notice upon the occurrence of any of the following events (“Cause”):

A.	***

B	if the other party commits a material breach of this Agreement, provided the breaching party fails to cure such material breach within ***days of its receipt of written notification thereof from the other party. For purposes of this subparagraph, a “material breach” is a failure by one party to perform an obligation under a Schedule or this Agreement that so seriously and adversely affects the other party’s ability to carry on its business that a reasonable person would conclude that the essential purpose of the Service provided had failed. Material breach on behalf of Client will be limited to non-payment of undisputed amounts due, and “material breach” of Section 10 of the Agreement.

C.	***

D.	***

***Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

E.	Obligations Upon Termination. ADP will provide deconversion services and reasonably assist Client as may be required to convert to replacement services at ADP’s then prevailing rates.

F.	The terms and conditions of Sections 10, 11, 13, 15, 17 and 19, any accrued payment obligations, any provisions which by their nature or context would reasonably be understood to survive, and, except as otherwise expressly provided herein, *** shall survive any termination of this Agreement.

17.	RETURN OF RECORDS

Upon termination of this Agreement for any reason, ADP, at Client’s request, will provide to Client or Client’s designee, all Client’s records and Customer Information then retained by ADP in the standard medium then used by ADP; provided that ADP is paid at its then-standard rates for providing the services necessary to return such records ***. Notwithstanding the foregoing, ***.

18.	INSURANCE.

A.	During the term of this Agreement, ADP shall maintain the following insurance coverage in at least the following amounts:

i.	Workers’ Compensation with statutory limits required by each state exercising jurisdiction over the ADP associates engaged in performing services under this agreement.

ii.	Employer’s Liability coverage with a minimum limit of ***for bodily injury by accident or disease.

iii.	Commercial General Liability coverage (including products and completed operations, blanket or broad form contractual, personal injury liability and broad form property damage) with minimum limits of ***per occurrence for bodily injury/property damage and ***for personal injury and products/completed operations.

iv.	Business Automobile Liability coverage (covering the use of all owned, non owned and hired vehicles) with minimum limits (combined single limit) of ***for bodily injury and property damage.

v.	Excess or Umbrella Liability coverage with a minimum limit of ***coverage in excess of the coverage as set forth in items 2, 3, and 4 above.

vi.	Errors and Omissions coverage in the amount of ***.

B.	Subject to ADP’s right to self-insure coverage as set forth below, the foregoing coverages shall be maintained with insurers which have an A.M. Best rating of A- or better and /or an equivalent rating from a recognized insurance company rating agency.

C.	ADP’s policies shall be primary and any insurance maintained by Client is excess and noncontributory. Promptly upon Client’s written request for same, ADP shall cause its insurers or insurance brokers to issue certificates of insurance evidencing that the coverages required under this Agreement are maintained and in force. In addition, ADP will use reasonable efforts to give thirty days notice to Client prior to cancellation or non-renewal of any of the policies providing such coverage; provided, however that ADP shall not be obligated to provide such notice if, concurrently with such cancellation or non-renewal, ADP provides self-insurance coverage as described below or obtains coverage from another insurer meeting the requirements described above.

***Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

D.	Notwithstanding the foregoing, ADP reserves the right to self-insure coverage, in whole or in part, in the amounts and categories designated above, in lieu of ADP’s obligations to maintain insurance as set forth above, at any time, so long as ADP maintains a rating of A- or better with S&P or Moody’s or an equivalent rating from a recognized financial rating agency. Promptly upon Client’s written request for same, ADP shall deliver certificates of insurance to confirm what coverage is in place.

E.	This section does not replace or otherwise amend, in any respect, the limitations on ADP’s liability as set forth elsewhere in this Agreement.

19.	GENERAL

A.	Client acknowledges that it has not been induced to enter into this Agreement or any of the Schedules by any representation or warranty not set forth in this Agreement or the Schedules. This Agreement, including the Schedules, contains the entire agreement of the parties with respect to their subject matter and supersede all existing agreements and all other oral, written or other communications between them concerning their subject matter. This Agreement, including the Schedules, shall not be modified in any way except by a writing signed by both parties.

B.	This Agreement, including the Schedules and the rights and obligations hereunder, may not be assigned by either party without the prior written consent of the other party; ***. Any attempted assignment in violation of this Section will be void and without effect. Subject to the foregoing, this Agreement will benefit and bind the parties’ successors and assigns.

C.	If any provision of this Agreement (or any portion hereof) is held to be invalid, illegal or unenforceable, then the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.

D.	All notices shall be in writing and shall be forwarded by registered or certified mail and sent to ADP and Client at the addresses set forth on the first page of this Agreement or to any other address designated in writing hereafter. Any notice to ADP shall be sent Attention: Group Co-President, Brokerage Services Group, and shall include a copy to Automatic Data Processing, Inc., One ADP Boulevard, Roseland, New Jersey 07068, Attention: General Counsel. Any notice to Client shall be sent Attention: Chief Brokerage Officer, and shall include a copy to E*TRADE Group, Inc., 4500 Bohannon Drive, Menlo Park, California, Attention: Chief Legal Officer.

E.	The headings in this Agreement, including the Schedules, are intended for convenience of reference and shall not affect their interpretation.

F.	The individuals executing this Agreement or any Schedule, on behalf of ADP and Client each represent and warrant that they are duly authorized by all necessary action to execute this Agreement or such Schedule on behalf of their respective principals.

G.	A breach of any provision of Paragraph 10 or 11 of this Agreement will cause ADP or Client, as the case may be, irreparable injury and damage and therefor may be enjoined through injunctive proceedings, in addition to any other rights or remedies which may be available to such party, at law or in equity.

H.	This Agreement, including the Schedules, shall be governed in all respects by the laws of the State of New York, without giving effect to principles of conflicts of law.

***Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

	ADP®		CLIENT

Approved by:	/s/ JOHN HOGAN (signature Authorized Officer)	Approved by:	/s/ R. JARRETT LILIEN (signature Authorized Officer)

Name:	John Hogan (type or print)	Name:	R. Jarrett Lilien (type or print)

Title:	President	Title:	President and Chief Operating Officer

Date:	4-14-03 (type or print)	Date:	4/11/03 (type or print)

***Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

Exhibit A

ACKNOWLEDGMENT AND AFFIRMATION

The undersigned hereby acknowledges and affirms that:

1.	The undersigned is an “Affiliate” of E*TRADE Group, Inc. (“Client”). For purposes of the foregoing, “Affiliate” shall mean any entity that is controlled by, controlling, or under common control with, Client.

2.	All communications with the undersigned shall be directed as follows:

The undersigned has read and understands the Master Services Agreement between Client and ADP Financial Information Services, Inc. (“ADP”) dated April 9, 2003 (the “Master Services Agreement”), and Schedule No.      thereto dated [the date hereof] (together with the Master Services Agreement, the “Agreement”), and hereby agrees to be bound thereby as fully as if the undersigned had executed the Agreement as the “Client” thereunder, as defined therein.

[AFFILIATE]

By:
Name:
Title:

***Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

Exhibit B

E*TRADE Travel and Expense Policy

***

***Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

Exhibit C

Gap Requirements

See attached.

* * *

***Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

Global Services Schedule (“Global Services Schedule”)

To Master Services Agreement

Dated April 9, 2003 (the “Agreement”)

Between E*TRADE GROUP, INC. (“Client”) and

ADP FINANCIAL INFORMATION SERVICES, INC. (“ADP”)

Unless otherwise defined herein, all terms defined in the Agreement, including the Schedules (defined below) thereto, shall have the same meanings when used herein.

1.	SERVICES TO BE PROVIDED

A.	Services. Upon mutual execution of the following Schedules ADP agrees to provide, and Client agrees to receive, the Services listed in the BPS Service Bureau Schedule (“BPS Services”), the Services listed in the Canadian Service Bureau Schedule (“BPS Canada Services”), the Information Distribution Services (the “IDS Services”) as described in the PostEdge, New Accounts, and Statements/Confirms/ Checks Schedules (collectively, the “IDS Service Schedules”), the Services listed in the Gloss Service Bureau Schedule (the “Gloss Services”), and the Services listed in the Tarot Service Bureau Schedule (the “Tarot Services”) (such Schedules, collectively referred to as the “Service Schedules”) attached hereto. The BPS Services, the BPS Canada Services, the Gloss Services and the Tarot Services are collectively, the “Service Bureau Services”. Such Services shall be provided in accordance with the terms and conditions of the Schedules and the Agreement. ADP will provide any additional services to Client upon mutual execution by the parties of an additional written Schedule that: (i) refers to the Agreement, and (ii) describes such additional services. Such additional services shall be provided in accordance with the terms and conditions of the Schedules and this Agreement. The terms of the BPS Canada Schedule attached hereto shall be made available to the Client provided the Client executes the BPS Canada Schedule ***. The terms in this Schedule for Tarot Services and Gloss Services shall be available to Client provided that ADP and Client execute the respective Service Schedule for such Service ***.

B.	Global Processing Solution. The Global Processing Solution (“GPS”) will provide functionality which allows the ADP system that provides the Gloss Services to receive data from, send data to, process data in coordination with, and consolidate books and records with, the ADP system that provides the BPS Services and supports transmission of pre-processed trades and associated transactions. The applications comprising GPS include Integrated Name and Address (“INA”), Integrated Master Security Database (“IMSD”), Global Transaction Manager (“GTM”) and Consolidated Books and Records (“CBR”). The functionality of GPS available with the Gloss Services is described in the Gloss Schedule. Client and ADP shall determine the implementation schedule for this functionality for use with the Tarot Services on an as required basis. ***

2.	TERM OF SCHEDULE

A.	Initial Schedule Term. The initial term of this Global Services Schedule, and the Schedules (the “Initial Schedule Term”) shall be for the period commencing on April 9, 2003 (the “Effective Date”) and ending 10 years after the Commencement Date; ***. The “Live Date” is defined, for each individual Service Bureau Service as well as each IDS Service, as the first date upon which ***Client’s live use of the Services in a production environment. Thereafter, the term for each Schedule shall continue until terminated by either party upon at least 180 days’ prior written notice to the other. Such notice may be given prior to the expiration of the Initial Schedule Term; provided, however, that, except as specifically provided for in the Agreement or in any Schedule herein, no such termination shall be effective prior to the expiration of the Initial Schedule Term. No penalties, liquidated damages, termination charges or fees or other similar charges will be payable to ADP solely due to any termination of the Agreement or any Schedule effective after expiration of the Initial Schedule Term. ***

B.	Early Termination of Service. (i) IDS Services. Client may terminate any or all of the IDS Services prior to the end of the Initial Schedule Term by providing ADP with 180 days’ prior written notice and, except for termination pursuant to Section 16 of the Agreement ***, paying to ADP, on a schedule to be mutually agreed to by the parties but in no event later than 60 days prior to the effective date of termination, in addition to any amounts due and owing to ADP under the Agreement and this Schedule through the date of termination, an early termination fee in the amount specified below. ***

***Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

(ii)	BPS Services. Client may terminate BPS Services prior to the end of the Initial Schedule Term by providing ADP with 180 days’ prior written notice and, except for termination pursuant to Section 16 of the Agreement and any other provision that specifically allows termination of the BPS Services without payment of an early termination fee, paying to ADP, on a schedule to be mutually agreed to by the parties but in no event later than 60 days prior to the effective date of termination ***. If BPS Services are terminated and Client elects to continue receiving other Services from ADP the pricing of such other Services shall be adjusted as per the applicable Service Schedule.

***

***

If the actual effective date of termination pursuant to this Section 2.B(ii) differs from the effective date anticipated at the time Client makes the payment described in 2.B(ii), then the Early Termination Amount shall be recalculated as of the actual effective date of termination, and, if the recalculated Early Termination Amount is greater or less than the Early Termination Amount previously paid by Client, then Client, or ADP as applicable, shall pay to the other the amount of such difference not later than the actual effective date of termination

(iii)	BPS Canada Services. Client may terminate the BPS Canada Services after the Live Date and prior to the end of the Initial Schedule Term by providing ADP with 180 days’ prior written notice and, except for termination pursuant to Section 16 of the Agreement ***, paying to ADP, on a schedule to be mutually agreed to by the parties but in no event later than 60 days prior to the effective date of termination,***.

(iv)	Tarot Services. Client may terminate the Tarot Services after the Live Date and prior to the end of the Initial Schedule Term by providing ADP with 180 days’ prior written notice and, except for termination pursuant to Section 16 of the Agreement ***, on a schedule to be mutually agreed to by the parties but in no event later than 60 days prior to the effective date of termination, ***.

(v)	Gloss Services. Client may terminate the Gloss Services after the Live Date and prior to the end of the Initial Schedule Term by providing ADP with 180 days’ prior written notice and, except for termination pursuant to Section 16 of the Agreement ***, paying to ADP, on a schedule to be mutually agreed to by the parties but in no event later than 60 days prior to the effective date of termination, ***.

(vi)	Definitions:

***Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

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1. “Contract Minimum” ***

2. “Pass-Through Charges” ***

3. ***

4. “Client Set-Off Charges” ***

C.	Termination Generally. The Parties understand that Client’s exercise of its right to terminate this Agreement or the Schedules hereto prior to the end of the Initial Schedule Term as provided in the Agreement or the Schedules will not obligate early termination fees or the payment of monthly service minimums after the effective date of termination except as may be provided in the specific termination provision being exercised by Client.

3.	CHARGES

A.	Charges. All charges for the Services will be as described in the applicable Schedule.

B.	Monthly Service Minimum.

(i)	The initial charges for the Services to be provided under this Schedule are set forth in the Service Schedules. Any monthly minimum charges for such Services are referred to hereunder as “Monthly Service Minimums” and such amount will be expressly stated in the applicable Schedules. If no Monthly Service Minimum is expressly stated in a Schedule, the parties understand that there will be no Monthly Service Minimum applicable for the Services to be performed thereunder. There will be a Monthly Service Minimum for the Services ***commencing on the Commencement Date. Monthly Service Minimums for the BPS Canada, Gloss and the Tarot Services will apply from the Live Date for the applicable Service. ***

C.	Delay or failure to Go Live on BPS Services. Except as set forth in Section 3.D below if for any reason other than due to the failure of ADP, or any third party under ADP’s control or direction, to perform any of the material obligations required of it as expressed in the Agreement or any Schedule hereunder, the Live Date for the BPS Services does not occur by ***, Client shall pay to ADP a fee in the amount of ***and continuing until the Client’s Live Date occurs on the BPS Services or the aggregate amount of such payments equals ***.

D.	***

E.	***BPS Canada Services. If E*TRADE Canada executes the BPS Canada Schedule, and then terminates without Cause prior to going live or Client elects not to convert to the BPS Canada Services, as evidenced by not participating with the conversion to the BPS Canada Services, E*TRADE Canada shall pay to ADP the following amounts: ***.

F.	***Tarot and/or Gloss Services. If E*TRADE UK executes the Tarot and/or Gloss Schedule, and then terminates either or both Schedules without Cause prior to going live or Client elects not to convert to the Tarot and/or Gloss Services, as evidenced by not participating with the conversion to the related Service(s), E*TRADE UK shall pay to ADP, the following amounts:***.

G.	Price Increase.

(i)	Service Bureau Services. ***ADP shall have the right to increase Pass-Through Charges and charges specifically identified in the Schedules as subject to increase, including, without limitation, communication charges and federal, state, and local governmental fees, to the extent that the parties imposing such fees have increased the same. ***

(ii)	IDS Services. ***ADP shall have the right to increase Pass-Through Charges and charges specifically identified in the Schedules as subject to increase, including, without limitation, communication charges and federal, state, and local governmental fees, to the extent that the parties imposing such fees have

***Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

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increased the same. *** ADP may increase such charges from time to time, but not more often than once in any twelve-month period, by an amount equal to ***.

H.	Pass-Through of Supplies. Client will, based on its monthly usage, be invoiced at the then-current prices actually paid and costs incurred by ADP for all supplies provided by ADP in preparing the various reports and documents required by the Services being provided to Client pursuant to the Services Schedules. ADP shall be entitled to the recovery of charges incurred as a result of special requests for reports made by authorized government agencies.

4.	***

5.	***

6.	TRANSFER OF SERVICES

The pricing, terms, and conditions contained herein and in the Service Schedules hereto are based on Client’s agreement that throughout the Initial Schedule Term Client shall not enter into any arrangement with a third party to receive, or undertake on an in-house basis through licensed or proprietary software, any of the Services to be received by Client following the Live Date for any such Services pursuant to the Agreement to process the Trades for its institutional and retail brokerage business. If Client moves Trade processing to a third party or commences its own in-house processing (“Transferred Services”), ADP shall adjust the charges for the Services ***.

7.	MODIFICATIONS AND ENHANCEMENTS

Consulting and programming services are available, at an additional charge as described in the Services Schedules, to develop Client-specific enhancements to the application capabilities of the Services, upon mutual execution of a Schedule detailing the functional specifications, the costs, and the delivery time, of such enhancements. ADP shall have any and all ownership rights in and to any improvements, enhancements, modifications, updates, releases and revisions to the Software and/or Services delivered by ADP to Client hereunder.

8.	CLIENT RESPONSIBILITIES

A.	ADP’s obligation to provide the Services is subject to the following being provided by Client:

i.	User security administration for the Services

ii.	Forms and supplies required during use of the Services

iii.	Equipment at Client’s location required in use of the Services (e.g., printers, terminals)

iv.	Dial backup ISDN circuits

v.	Telecommunications not otherwise provided as part of Services

vi.	Hardware, software, and telecommunications products required to interface to the Services (e.g., terminal emulation software)

vii.	Special equipment at ADP locations, if required, specific to Client’s use of the Services

viii.	Client agrees that it shall not knowingly conduct any illegal activity using the Services, or engage in disruptive activities and that it shall be responsible for all content that it contributes in connection with the use of the Services.

ix.	ADP agrees that it shall not knowingly conduct any illegal activity in providing the Services, or engage in disruptive activities and that it shall be responsible for all content that it contributes in connection with the use of the Services.

9.	BPS ADVANTAGE SOURCE CODE LICENSE

A.	License. ADP hereby grants to Client the non-exclusive, non-transferable right to use the software source code for the BPS Advantage graphical user interface and the associated stored procedures (the “Source Code”), and the Software Documentation provided with the Source Code, during the term of this Global Services Schedule solely in connection with its authorized use of the BPS Advantage data model and in accordance with the terms and conditions hereof and in the Agreement. Client shall not distribute any form

***Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

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or portion of, or any derivative work from, the Source Code.

B.	Ownership, Use and Confidentiality. The Source Code and Software Documentation shall be deemed an ADP Product for the purposes of the Agreement. Client shall store the licensed copy of the Source Code in a secure place and shall ensure that access thereto is controlled by an authorized employee of Client. Client agrees that it will not, and will not allow any person having access to the Source Code to, disclose or use the same, except in accordance with the terms of this Schedule and the Agreement. Client shall not use, or permit any third party to use, the Source Code or any portion thereof for any software development or any other purpose not explicitly authorized herein.

10.	REQUIRED PROVISION OF SYBASE, INC.

A.	Client acknowledges and agrees that the MS SQL Server Program, the Sybase SQL Server Program and the Sybase Replication Server Program (the “Programs”) used in connection with ADP’s BPS Advantage product shall only be used by the Client as set forth below to read, in a view-only format, the Services, and the Programs shall not be downloaded or used to create or alter tables, schemas or databases or otherwise develop or modify in any way the applications or performance of other programming tasks. Notwithstanding the foregoing, Client may access the Programs through ADP tools or third party tools; provided, that any access shall be restricted to the following: Client may access the Services embedding a copy of the Programs which are deployed on ADP’s premises or Client’s premises, provided that in either instance, Client shall not (i) copy the application(s) embedding the Programs, (ii) use the Programs other than to process Client’s own transactions and transactions for entities that operate either on a fully disclosed basis or an omnibus basis through Client as correspondents, or (iii) access the Programs for general development. Client may also develop applications which utilize the BPS Advantage database using tools supplied by ADP, Sybase or other third parties.

11.	THIRD PARTY VENDOR SERVICES

Client shall be responsible for complying with the terms of use relating to the third party products or services that it receives or accesses through ADP and the costs relating thereto. If any third party services provided by ADP become unavailable, ADP will endeavor to replace such services with equivalent or enhanced services without increased cost. ***

12.	RIGHT OF INSPECTION

Records of Client retained by ADP pursuant to this Agreement shall be available for inspection during normal business hours and upon reasonable advance notice by employees or agents of Client, Client’s independent public accountants and any applicable regulatory authority.

13.	NON-HIRE

Neither ADP nor Client shall directly solicit employees of the other’s firm to join its firm without the express prior written consent of the non-soliciting party. Notwithstanding the foregoing, the parties understand and agree that the following shall not constitute solicitation under this Section: (i) employment solicitations directed to the general public at large, including without limitation newspaper, radio and television advertisements; and, (ii) an employment solicitation directed by a party to an employee of the other party, and any related communication, that occurs after a communication regarding employment that was initiated by the employee.

14.	***

C.	Client agrees that any US on-line retail brokerage acquired will be converted onto the BPS Service Bureau in a reasonable time frame.

15.	***

16.	REGULATORY REUIREMENTS FOR DOCUMENT STORAGE

The document storage Services provided to Client under the IDS Schedules will be provided subject to the additional provisions set forth in the Regulatory Compliance Attachment attached as Exhibit C hereto.

*** Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

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ADP FINANCIAL INFORMATION SERVICES, INC.		E*TRADE GROUP, INC

By:	/s/ JOHN HOGAN	By:	/s/ R. JARRETT LILIEN

Name:	John Hogan	Name:	R. Jarrett Lilien

Title:	President	Title:	President and Chief Operating Officer

Date:	4-14-03	Date:	4/11/03

THIS SCHEDULE SHALL BECOME EFFECTIVE UPON BEING SIGNED BY AN AUTHORIZED OFFICER OF EACH OF ADP AND CLIENT.

*** Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

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Exhibit A

***

*** Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

7

Exhibit B

***

*** Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

8

Exhibit C

***

***Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

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